                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]








                                    September 3, 1998



Equity Office Properties Trust
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606

Dear Ladies and Gentlemen:

         We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "COMPANY"), in connection with its Post-Effective Amendment No. 4 on Form S-3 to its registration statement on Form S-4 (Reg. No. 333-40401), as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 8,205,059 of the Company's common shares of beneficial interest, par value $.01 per share, all of which shares (the "SHARES") are to be issued by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         We assume that the issuance of the Shares to be offered from time to time will be duly authorized by proper action of the Board of Trustees of the Company consistent with the description in the Registration Statement (each, a "BOARD ACTION") and in accordance with the Company's Articles of Amendment and Restatement of Declaration of Trust (the "DECLARATION OF TRUST") and applicable Maryland law.

         For purposes of the opinions expressed in this letter, we have examined copies of the following documents:

1.       An executed copy of the Registration Statement.

Equity Office Properties Trust
September 3, 1998
Page 2



         2. The Certificate of Limited Partnership of EOP Operating Limited Partnership (the "OPERATING PARTNERSHIP"), as certified by the Secretary of State of the State of Delaware on July 6, 1998, and by the Secretary of the Company, as managing general partner of the Operating Partnership, on the date hereof as then being complete, accurate and in effect.

         3. The Agreement of Limited Partnership of the Operating Partnership, as certified by the Secretary of the Company, as managing general partner of the Operating Partnership, on the date hereof as then being complete, accurate and in effect.

         4. The Declaration of Trust, as certified by the Maryland State Department of Assessments and Taxation on August 3, 1998, and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         5. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         6. Certain resolutions of the Board of Trustees of the Company adopted on September 14, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

Equity Office Properties Trust
September 3, 1998
Page 3



         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Securities Act of 1933, as amended, upon due authorization by Board Action of an issuance of Shares, and upon issuance and delivery of such Shares against payment therefor in accordance with the terms of such Board Action, and as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                  Very truly yours,


                                  /s/ HOGAN & HARTSON L.L.P.
                                  HOGAN & HARTSON L.L.P.